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                                                                   EXHIBIT 10.13


                                        Burlington Northern Santa Fe Corporation


Amendment TO the Burlington
Northern Santa Fe 1996 Stock Incentive Plan
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     WHEREAS, Burlington Northern Santa Fe Corporation ("Company") maintains the
Burlington Northern Santa Fe 1996 Stock Incentive Plan ("Plan");

     WHEREAS, amendment of the Plan is now desirable;

     RESOLVED, effective upon the date of the adoption of this amendment, the Plan is amended as set forth below.

     1. Section 2.1(s) should be amended by inserting the following at the end of the first sentence:

          "provided, that in respect to grants made on or after January 1, 1999, the following definition shall apply:

          Retirement.  "Retirement" of a Participant shall mean the occurrence
          ----------
          of a Participant's Date of Termination under circumstances that constitute a retirement with immediate eligibility for benefits under
          Article 6 or Article 7 of the Burlington Northern Santa Fe Retirement Plan, or under the terms of a Qualified Retirement Plan of an Employer or Related Company that is extended to the Participant immediately prior to the Participant's Date of Termination or, if no such plan is extended to the Participant on his Date of Termination, under the terms of any applicable retirement policy of the Participant's employer."

     2.   Section 13.9 should be added to read as follows:

          13.9 Notwithstanding the foregoing provisions of this section, Awards of Non-Qualified Stock Options issued after January 1, 1999 which are or become exercisable upon early retirement under the terms of a Qualified Retirement Plan shall expire on the expiration date set forth in the award or, if earlier, three years after the Date of Termination.

     FURTHER RESOLVED, that each of the Secretary and other officers of the Company are authorized and empowered by and on behalf and in the name of the Company to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates, as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions.

Fort Worth, Texas
December 3, 1998